Exhibit 99.1

BIONOVION HOLDING B.V.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014

BIONOVION HOLDING B.V.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2014

Report of Independent Auditor

To the Board of Directors and Shareholders of Aduro Biotech, Inc.:

We have audited the accompanying financial statements of Aduro Biotech Holdings, Europe B.V. (formerly known as BioNovion Holding B.V.) (the “Company”), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and of cash flows, for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aduro Biotech Holdings, Europe B.V. (formerly known as BioNovion Holding B.V.) as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 7 “Subsequent Events” to the consolidated financial statements, the Company was acquired by Aduro Netherlands Coöperatief U.A., a subsidiary of Aduro Biotech, Inc., on October 30, 2015.

/s/ Deloitte & Touche LLP

San Francisco, California

January 13, 2016

BIONOVION HOLDING B.V.

Consolidated Balance Sheet

December 31, 2014

(In thousands, except share and per share amounts)

Assets
Current assets:
Cash	$8,678
Accounts receivable	488
Prepaid expenses and other current assets	35

Total current assets	9,201
Property and equipment, net	628

Total assets	$9,829

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$438
Accrued liabilities	105
Deferred revenue	6,803

Total current liabilities	7,346
Deferred revenue	1,411

Total liabilities	8,757

Commitments and contingencies (Note 6)

Shareholders’ equity:
Common stock: $1.38 par value; 48,648 shares issued and outstanding	67
Accumulated other comprehensive (loss)	(19)
Retained earnings	1,024

Total shareholders’ equity	1,072

Total liabilities and shareholders’ equity	$9,829

See accompanying notes.

BIONOVION HOLDING B.V.

Consolidated Statement of Operations and Comprehensive Income

Year ended December 31, 2014

(In thousands)

Collaboration revenue	$6,555
Operating expenses:
Research and development	1,692
General and administrative	1,754

Total operating expenses	3,446

Income from operations	3,109
Interest income	20
Other income, net	284

Net income	3,413
Currency translation adjustment	(19)

Comprehensive income	$3,394

See accompanying notes.

BIONOVION HOLDING B.V.

Consolidated Statement of Shareholders’ Equity

(In thousands, except share amounts)

	Common Stock		Additional Paid- In Capital	Accumulated other comprehensive income (loss)	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2013	48,648	$67	$3,004	$—	$(2,389)	$682
Distribution of share premium	—	—	(3,004)	—	—	(3,004)
Net income	—	—	—	—	3,413	3,413
Other comprehensive (loss)	—	—	—	(19)	—	(19)

Balance at December 31, 2014	48,648	$67	$—	$(19)	$1,024	$1,072

See accompanying notes.

BIONOVION HOLDING B.V.

Consolidated Statement of Cash Flows

Year ended December 31, 2014

(In thousands)

Cash flows from operating activities
Net income	$3,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23
Changes in operating assets and liabilities:
Accounts receivable	(534)
Prepaid expenses and other current assets	(23)
Accounts payable	(32)
Accrued liabilities	185
Deferred revenue	8,988

Net cash provided by operating activities	12,020

Cash flows from investing activities
Purchase of property and equipment	(321)

Net cash used in investing activities	(321)

Cash flows from financing activities
Distribution of share premium	(3,004)

Net cash used in financing activities	(3,004)

Effect of exchange rate changes on cash	(737)
Net increase in cash	7,958
Cash at beginning of period	720

Cash at end of period	$8,678

Supplemental disclosure of non-cash investing items:
Purchase of property and equipment in accounts payable	$274

See accompanying notes.

BIONOVION HOLDING B.V.

Notes to Consolidated Financial Statements

December 31, 2014

1. Organization and Basis of Presentation

BioNovion Holding B.V. (the “Company” or “BioNovion”) is a biopharmaceutical company based in the Netherlands that specializes in immune oncology antibody discovery. BioNovion’s B-cell selection platform enables the full exploration of immunoglobulin diversity in “humanized” mice. Its antibody portfolio includes immune checkpoint inhibitors and novel antibody formats. To validate the therapeutic potential of its antibodies in immune oncology, BioNovion closely collaborates with certain cancer institutes, such as the Dutch Cancer Institute in Amsterdam, NKI-AVL in Amsterdam, and the Dana-Farber Cancer Institute in Boston, Massachusetts.

The functional currency of BioNovion is Euro. The historical balance sheet of BioNovion has been converted from Euro to the United States dollar (“USD”) using the exchange rates of €1.00 to $1.21 based on the closing rate on December 31, 2014. The opening equity balances have been converted from Euro to USD using a historical exchange rate of €1.00 to $1.38 based on the closing rate on December 31, 2013 as the fiscal year ended December 31, 2014 is the first year the amounts have been presented in USD. The historical BioNovion statement of operations and comprehensive income has been converted from Euro to USD using a historical average exchange rate of €1.00 to $1.33 from January 1, 2014 to December 31, 2014.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BioNovion B.V. All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other market-specific and relevant assumptions that management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash. The Company’s cash is held as bank deposits by a financial institution in the Netherlands. Management believes that the financial institution is financially sound, and accordingly, minimal credit risk exists with respect to the financial institution.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation and amortization begins at the time the asset is placed in service. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations.

The useful lives of the property and equipment are as follows:

Research and development equipment	5 years
Furniture and office equipment	5 years
Computer equipment	5 years
Software	5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. The Company has not recorded impairment of any long-lived assets during the year ended December 31, 2014.

Fair Value Measurement

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Cash and accounts receivable are financial assets with carrying values that approximate fair value. Accounts payable and accrued liabilities are financial liabilities with carrying values that approximate fair value.

Revenue Recognition

Collaboration revenue is generated through license and research agreements. The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement with the customer exists; price and terms of the arrangement are fixed or determinable; delivery of the product has occurred or the service has been performed in accordance with the terms of the arrangement; and collectability is reasonably assured.

For revenue agreements with multiple-element arrangements, such as license and development agreements, the Company analyzes the arrangements to determine whether the deliverables can be separated or whether they must be accounted for as a single unit of accounting. This determination is generally based on whether any deliverable has stand-alone value to the customer. This analysis also establishes a selling price hierarchy for determining how to allocate arrangement consideration to identified units of accounting. The selling price used for each unit of accounting is based on estimated selling price as neither vendor-specific nor third-party evidence is available. Revenue allocated is then recognized when the four basic revenue recognition criteria are met for each element.

The Company recognizes nonrefundable up-front license fees and guaranteed, time-based payments for contracts in which the Company has continued research and development involvement as revenue ratably over the development period, which approximates the expected efforts by the Company. The Company continually reviews such estimates based on progress toward product commercialization. If the deferral period estimate changes, the amount of revenue recognized during the period is adjusted to reflect the updated deferred balances as of the current period-end.

Milestone payments are recognized as revenue when the performance obligations, as defined in the contract, are achieved. Performance obligations typically consist of significant milestones in the development life cycle of the related technology, such as achievement of specific technological targets, successful results from field trials, filing for approval with regulatory agencies, approvals granted by regulatory agencies and commercial launch of a product utilizing the licensed technology.

Accrued Research and Development Costs

The Company accrues for estimated costs of research and development activities conducted by third-party service providers, which include contract manufacturing activities. The Company records the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced, and includes these costs in accrued liabilities in the balance sheet and within research and development expense in the statement of operations. As actual costs become known, the Company adjusts its accrued liabilities. The Company has not experienced any material differences between accrued costs and actual costs incurred.

Research and Development Costs

Research and development costs are expensed as incurred and consist of salaries and benefits, lab supplies and allocated facility costs, as well as fees paid to third parties that conduct certain research and development activities on the Company’s behalf. Amounts incurred in connection with license agreements are also included in research and development expense.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Comprehensive Income

Comprehensive income represents all changes in shareholders’ equity except those resulting from distributions to shareholders. The difference between the Company’s net income and its comprehensive income for the year ended December 31, 2014 was due to cumulative translation adjustment from translating balances from Euro to USD.

3. Property and Equipment, Net

Property and equipment, net consist of the following (in thousands):

December 31, 2014
Research and development equipment	$419
Furniture and office equipment	59
Computer equipment	40
Software	21
Leasehold improvements	117

Total property and equipment	656
Less: accumulated depreciation and amortization	28

Property and equipment, net	$628

Property and equipment depreciation and amortization expense for the year ended December 31, 2014 was $23,000.

4. License Agreements

In March 2014, the Company entered into a license agreement with an undisclosed pharmaceutical company (“Pharma”). The agreement sets forth the parties’ respective obligations for development, commercialization, regulatory and manufacturing and supply activities for antibody product candidates.

In exchange for the licenses and research and development services under the agreement, Pharma paid the Company an upfront cash payment of $15.0 million in April 2014. The Company is eligible to receive future contingent payments, including a $2.0 million research milestone, up to $312.0 million in potential development milestone payments for each of two product candidates, and up to $135.0 million in commercial and net sales milestones for each of two products. In addition, the Company is eligible to receive royalties in the mid-single digits to low teens based on net sales of the products.

The Company identified the following performance deliverables under the agreement: 1) the license, 2) the obligation to provide research activities and 3) the obligation to participate on a Joint Research Committe (“JRC”).

The Company considered the provisions of the multiple-element arrangement guidance in determining how to recognize the total consideration of the agreement. The Company determined that none of the deliverables have standalone value; all of these obligations will be delivered throughout the estimated period of performance and therefore are accounted for as a single unit of accounting. The total upfront consideration under this agreement is being recognized as revenue on a straight-line basis over the two year period of performance. The Company recognized revenue of $5.9 million in 2014 related to this agreement and recorded deferred revenue of $8.2 million at December 31, 2014.

The Company determined that all of the future contingent payments meet the definition of a milestone. Accordingly, revenue for the achievement of these milestones will be recognized in the period when the milestone is achieved and collectability is reasonably assured. As of December 31, 2014, no amounts had been recognized as revenue for any of these milestones.

5. Income Taxes

Income tax expense for the year ended December 31, 2014 was nil. As of December 31, 2014, the Company had net operating loss carryforwards of approximately $0.3 million.

At December 31, 2014, the Company maintained a full valuation allowance on its net deferred tax assets. The valuation allowance was determined in accordance with the provisions of ASC 740, Accounting for Income Taxes, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction-by-jurisdiction basis. The Company’s history of cumulative losses required that a full valuation allowance be recorded against the net deferred tax assets. The Company intends to maintain a full valuation allowance on its net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

6. Commitments and Contingencies

Facilities

In February 2012, the Company entered into a non-cancelable facility lease agreement for office facilities in Oss Life Sciences Park, Netherlands. The lease commenced on February 13th, 2012 and expires 3 years after the commencement date. The lease has a three-year renewal option prior to expiration that the Company elected not to exercise. The Company recognizes rent expense on a straight-line basis over the noncancelable term of the lease.

Future aggregate minimum lease payments under the noncancelable operating leases as of December 31, 2014 (in thousands):

Amounts
2015	$11
Thereafter	—

Total	$11

Rent expense was $78,000 for the year ended December 31, 2014.

7. Subsequent Events

On February 19, 2015, BioNovion Holding B.V. entered into a contract with Genmab A/S to jointly develop certain antibody product candidates. The agreement sets out terms by which both parties will share equally all joint development costs as well as profits at commercialization for Collaboration products. Unilateral product costs will be borne by the developing party, and upfront, certain milestones and royalties will be paid by the non-developing party.

On October 30, 2015, the Company was acquired by Aduro Netherlands Coöperatief U.A., a subsidiary of Aduro Biotech Inc. (“Aduro”), for purchase consideration of approximately €14.5 million ($15.9 million) in cash and the issuance of 697,306 shares of Aduro common stock. The former shareholders of the Company (the “Sellers”) have the opportunity to receive additional contingent payments from Aduro as follows: (i) €6.0 million ($6.5 million) upon acceptance by the U.S. Food and Drug Administration of an investigational new drug application for a specified BioNovion antibody product candidate; and (ii) €20.0 million ($22.0 million) upon receipt by the Company of a $40.0 million milestone payment by the licensee under a pre-existing antibody discovery and license agreement, triggered by marketing authorization for the first indication in the United States for a specified BioNovion antibody product candidate.

The Company has reviewed and evaluated subsequent events that occurred through January 13, 2016, the date the financial statements were available to be issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and all material subsequent events that require disclosure have been disclosed.